UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): August 16, 2020

ONCOSEC MEDICAL INCORPORATED

(Exact Name of Registrant as Specified in Charter)

Nevada	000-54318	98-0573252
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

3565 General Atomics Court, Suite 100

San Diego, California 92121

24 North Main Street

Pennington, NJ 08534-2218

(Address of Principal Executive Offices)

(855) 662-6732

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act.
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act.
[ ]	Pre-commencement communications pursuant to Rule 14d-2b under the Exchange Act.
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act.

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	ONCS	NASDAQ Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). [  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Item 1.01	Entry Into a Material Definitive Agreement.

On August 16, 2020, OncoSec Medical Incorporated (the “Company”), entered into a Securities Purchase Agreement (the “Purchase Agreement”) with certain new and existing investors (the “Purchasers”), pursuant to which the Company agreed to issue and sell in a registered direct offering (the “Offering”) an aggregate of 4,608,589 shares (the “Shares”) of common stock of the Company, par value $0.0001 (the “Common Stock”), at an offering price of $3.25 per share, for gross proceeds of approximately $15 million before the deduction of placement agent fees and offering expenses. The Shares are being offered by the Company pursuant to a shelf registration statement on Form S-3 (File No. 333-233447), which was initially filed with the Securities and Exchange Commission (the “Commission”) on August 23, 2019, amended on June 23, 2020, and was declared effective by the Commission on June 26, 2020, as supplemented by a prospectus supplement, dated August 17, 2020, relating to the Offering.

The closing of the Offering is subject to satisfaction of customary closing conditions set forth in the Purchase Agreement and is expected to occur on or about August 19, 2020.

In addition, on August 16, 2020, the Company entered into an placement agency agreement (the “Placement Agreement”) with ThinkEquity, a division of Fordham Financial Management, Inc. and Torreya Capital LLC (the “Placement Agents”), pursuant to which the Placement Agents agreed to serve as the exclusive placement agents for the Company, on a best efforts basis, in connection with the Offering. The Company has agreed to pay the Placement Agents and other financial advisors an aggregate cash fee equal to 8.0% of the gross proceeds received in the Offering.

The summaries of the Purchase Agreement and the Placement Agreement set forth above do not purport to be complete and are subject to and qualified in their entireties by reference to the text of such Purchase Agreement and Placement Agreement. A form of the Purchase Agreement is filed herewith as Exhibit 10.1, and a copy of the Placement Agreement is filed herewith as Exhibit 10.2. The Purchase Agreement and Placement Agreement include customary representations, warranties, closing conditions and covenants by the Company and the Purchasers.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

The following exhibits are filed as part of this report:

Exhibit No.	Description
5.1	Opinion of Alston & Bird LLP.
10.1	Form of Securities Purchase Agreement.
10.2	Placement Agency Agreement entered into by and among OncoSec Medical Incorporated, ThinkEquity, a division of Fordham Financial Management, Inc. and Torreya Capital LLC on August 16, 2020.
23.1	Consent of Alston & Bird LLP (included in Exhibit 5.1).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ONCOSEC MEDICAL INCORPORATED
(Registrant)

Date: August 17, 2020	By:	/s/ Daniel J. O’Connor
	Name:	Daniel J. O’Connor
	Title:	Chief Executive Officer and President